Q4 & FISCAL YEAR 2021 FINANCIAL RESULTS February 8, 2022 Exhibit 99.2

DISCLAIMER Forward Looking Statements This presentation contains forward looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the Company's results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to: information or predictions concerning the Company's future financial performance, business plans and objectives, potential growth opportunities, potential pricing of products, potential market leadership, financing plans, competitive position, technological, industry or market trends and potential market opportunities; whether demand for DIY PC builds will increase; the Company’s plans to reduce its debt; and the Company’s financial guidance for 2022. These statements are based on estimates and information available to the Company at the time of this presentation and are not guarantees of future performance. Actual results could differ materially from the Company's current expectations as a result of many factors, including, but not limited to: the impact the COVID-19 pandemic, including the potential end of the pandemic and the cessation of pandemic-related restrictions, will have on demand for the Company’s products as well as its impact on its operations and the operations of its manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; the Company’s ability to build and maintain the strength of its brand among gaming and streaming enthusiasts and its ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units, as well as sophisticated new video games; fluctuations in operating results; the risk that the Company is not able to compete with competitors and/or that the gaming industry, including streaming and eSports, does not grow as expected or declines; the loss or inability to attract and retain key management; delays or disruptions at manufacturing and distribution facilities of the Company or third parties; currency exchange rate fluctuations or international trade disputes resulting in the Company’s gear becoming relatively more expensive to its overseas customers or resulting in an increase in the Company’s manufacturing costs; the impact of the coronavirus on the Company’s business; and general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending. The Company assumes no obligation, and does not intend, to update these forward-looking statements, except as required by law. Investors are urged to review in detail the risks and uncertainties outlined in Corsair’s Securities and Exchange Commission filings, including but not limited to Corsair’s Annual Report on Form 10-K for the year ended December 31, 2021 (once available) as well as the Risk Factors contained therein. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Non-GAAP Financial Measures Included in this presentation are certain non-GAAP financial measures, such as adjusted operating income, adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted EBITDA margin, which are not recognized under the generally accepted accounting principles (“GAAP”) in the United States and designed to complement the financial information presented in accordance with GAAP in the United States because management believes such measures are useful to investors. The non-GAAP measures have limitations as analytical tools and you should not consider them in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP. The non-GAAP measures used by the Company may differ from the non-GAAP measures used by other companies. The Company urges you to review the reconciliation of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in the Appendix to this presentation, and not to rely on any single financial measure to evaluate the Company's business. Market & Industry Data This presentation also contains estimates and other statistical data made by independent parties and by the Company relating to the Company’s industry, the Company’s business and the market for the Company’s products and its future growth. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions, and estimates of the Company’s future performance and the future performance of the market for its products are necessarily subject to a high degree of uncertainty and risk.

Q4 PRODUCT HIGHLIGHTS

NEW TECHNOLOGY – DDR5 MEMORY DDR5 Launched alongside Intel’s Z690 platform, for the biggest upgrade in performance memory in 7 years. Corsair DDR5 was trusted by over 100 leading media outlets and tech influencers to test the new platform and memory standard Consumer demand is extremely high and increased ASPs accompany a surge in upgrades alongside Intel’s new 12th Generation processors Corsair DDR5 is leading the way in performance, shipping kits up to 6,400MHz and overclockers pushing speeds even higher

NEW CATEGORY – CORSAIR COLLECTIONS Introducing Corsair Collections – custom & limited release, direct to consumer products Debuted with the new Flavor Rush Series of K65 RGB MINI keyboards Unique and deeper personalization for our most engaged customers

NEW CONTROLLER – PLAYSTATION 5 CONTROLLER SCUF controller made for PlayStation 5 – the SCUF Reflex Patented SCUF remappable paddles and adjustable controls give players the edge in the most competitive games Incredible customer demand saw our initial launch stock sell out in minutes. Three ways to win with Reflex, Reflex Pro and Reflex FPS

FINANCIAL RESULTS

REVENUE DATA BY SEGMENT +57% +104% +70% YoY -8% -8% -8% YoY +45% +83% +55% YoY +8% +20% +12% YoY Note: 2019 financials are not presented on a pro-forma basis for CORSAIR’s acquisitions of Origin and SCUF in 2019. $ in millions

GROSS MARGIN DATA BY SEGMENT Note: 2019 financials are not presented on a pro-forma basis for CORSAIR’s acquisitions of Origin and SCUF in 2019. +93% +133% +5% +19% +198% +79% -19% -23% +108% YoY +10% YoY +118% YoY -21% YoY Segment gross profit Segment gross margin $ in millions

EXPANDING ADJUSTED EBITDA WITH LOW CAPEX $ in millions 0.8% 0.5% 0.6% 6.5% 12.5% 10.5% 8.7% 13.0% 0.6% 0.7% 7.7% 0.6% Capex Spend (% of Revenue) Adjusted EBITDA Margin Note: See appendix on non-GAAP reconciliations; 2019 financials are not presented on a pro-forma basis for CORSAIR’s acquisitions Origin and SCUF in 2019.

2021 & Q4 RESULTS In 2021 Net Revenues grew at 11.8%, following extraordinary 55.2% growth the year prior as gamers spend more time at home gaming and started to invest in dedicated gaming and streaming hardware. This growth came despite being restrained by supply chain challenges, including the lack of availability in the retail channel of reasonably priced GPUs which curtailed the demand for new PC builds and its components. As in prior years the higher margin Gamer and Creator Peripherals segment growth outpaced the company’s and provided a favorable mix impact on overall gross margins. However, this was not enough to offset the adverse impact of higher logistics and supply chain costs including ocean and air freight particularly in the second half of 2021. We estimate these costs impacts on gross margin compared to 2020 to be approximately 1% for the year and approximately 2% for the quarter. Note: See appendix on non-GAAP reconciliations

GAMING COMPONENTS AND SYSTEMS 2021 RESULTS Net Revenue growth of 8.1% in 2021 despite the lack of availability in the retail channel for much of the year of reasonably priced GPUs which caused many enthusiasts to hold off building a performance gaming PC. We believe that as reasonably priced GPUs become more available there should be pent-up demand for building high performance gaming PCs. Corsair grew market share in both gaming memory and non-memory components. Gross margins were adversely impacted by higher logistics costs including ocean and air freight particularly in the second half of 2021, with ocean freight costs per container running as much as 4-5x above normal pre-pandemic levels

GAMER AND CREATOR PERIPHERALS 2021 RESULTS 2021 Net Revenue grew by 20.0%, led by our Elgato branded streaming and creator products, which outgrew the overall segment. 2021 Net Revenue grew significantly despite being impacted by IC shortages and a 4-6 weeks increase in transit times, which caused our premium high value products to be in tight supply. Q4 Segment Gross Profit Margins were adversely impacted by increased logistics and supply chain costs as well as a return towards a more normal level of promotional activity. Ocean freight costs per container ran as much as 4-5x higher than normal pre-pandemic levels.

FINANCIAL GUIDANCE FY2022 (1) Given the number of risk factors, uncertainties and assumptions, many of which are discussed in slide 2, actual results may differ materially. Estimates should not be viewed as a substitute for our full annual financial statement and are not necessarily indicative of the results to be expected for any future period. Certain non-GAAP measures included in our financial outlook were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking into non-GAAP measures to the most directly comparable GAAP measures without unreasonable effort because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for this period but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, public offering related charges, depreciation and amortization, and other items. The unavailable information could have a significant impact on our GAAP financial results.

DEBT SUMMARY In Q3 2021, refinanced long-term debt, substantially reducing the interest rate, doubled revolver to $100 million and reduced outstanding debt by $24 million to $250 million of face value. During 2021 we reduced the face value of our debt by $78.2 million and we estimate an interest expense savings of over $2 million per quarter at current balance. Based on our current net leverage ratio our interest rate on the long-term debt is LIBOR plus 1.50%. We expect to continue to reduce debt over time on a more opportunistic basis subject to business conditions and any need for growth capital.

APPENDIX

USE OF NON-GAAP FINANCIAL MEASURES To supplement the financial results presented in accordance with GAAP, this presentation includes certain non-GAAP financial information, including adjusted operating income, adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted EBITDA margin. These are important financial performance measures for us but are not financial measures as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use adjusted operating income, adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted EBITDA margin to evaluate our operating performance and trends and make planning decisions. We believe that these non-GAAP measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that adjusted operating income, adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present these non-GAAP financial performance measures because we believe investors, analysts and rating agencies consider them useful in measuring our ability to meet our debt service obligations. Our use of these terms may vary from that of others in our industry. These non-GAAP financial measures should not be considered as an alternative to revenues, operating income, net income, cash provided by operating activities or any other measures derived in accordance with GAAP as measures of operating performance or liquidity. Reconciliations of these measures to the most directly comparable GAAP financial measures are presented in the appendix. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

GAAP TO NON-GAAP RECONCILIATIONS Non-GAAP Operating Income Reconciliations (Unaudited, in thousands, except percentages)

GAAP TO NON-GAAP RECONCILIATIONS Non-GAAP Net Income and Net Income Per Share Reconciliations (Unaudited, in thousands, except per share amounts and percentages)

GAAP TO NON-GAAP RECONCILIATIONS Adjusted EBITDA Reconciliations (Unaudited, in thousands, except percentages)

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